EXHIBIT 10.6

Exclusive Option Contract

This Exclusive Option Contract (this “Contract”) is made and entered into by and among the following Parties in Malaysia on September 22, 2023:

Party A: NKP Holdings Ltd., a BVI business company organized and existing under the laws of the British Virgin Islands, with its registered address at Harneys Corporate Services Limited, Craigmur Chambers, Road Town, Tortola VG 1110, British Virgin Islands.

Party B: Khoo Ee Hiang, a Malaysian citizen with Identification No.: ****.

Party C: Kong Hwee Iron Works & Construction (M) Sdn. Bhd., a limited liability company organized and existing under the laws of Malaysia, with its address at No. 37A Jalan Seruling 2, Taman Sri Kulai Baru 2, Kulai, Johor, Malaysia.

In this Contract, each of Party A, Party B and Party C is hereinafter referred to individually as a “Party”, and collectively as the “Parties”.

Whereas,

(1)	Party B holds 51% equity in Party C;

(2)	Party B intends to grant an exclusive and irrevocable option to Party A whereby Party A may purchase 51% equity of Party C held by Party B; and

(3)	Party A and Party C signed an Exclusive Business Cooperation Agreement (“Exclusive Business Cooperation Agreement”) on and around the same date as this Contract, and Party A signed an Equity Pledge Contract (“Equity Pledge Contract”) with Party B and Party C, and Party B has signed the Power of Attorney authorizing Party A (the “Power of Attorney”, together with the Exclusive Business Cooperation Agreement, the Equity Pledge Contract and this Contract, collectively referred to as the “Control Agreements”). The Parties have entered into the Control Agreements to formalize an existing arrangement between Party A and Party B in respect of Party C, and in that connection, the Control Agreements are deemed to be in effect as of 7 April 2010 (“Effective Date”).

1

Now, therefore, the Parties agree as follows upon consensus through negotiation:

1.	Sale of Equity

1.1	Grant of Right

Party B hereby irrevocably grants Party A an irrevocable and exclusive option (“Equity Purchase Option”) to purchase by itself or by one or several persons designated by it (each of the persons referred to as the “Designee”, who shall be approved by the board of directors of Party A) all or part of 51% equity Party B holds or will hold in Party C in one single or a series of transactions according to the steps decided by Party A in its sole discretion and at the price described in Clause 1.3 hereof. Except for Party A and the Designee, no third party may enjoy the Equity Purchase Option or any rights relating to Party B’s equity. Party C hereby agrees to Party B’s grant of the Equity Purchase Option to Party A. The “Persons” referred to in this Clause 1.1 and this Contract means individuals, companies, joint ventures, partnerships, enterprises, trusts or unincorporated organizations.

For the avoidance of any doubt, Party A may exercise any of its rights hereunder at any time after this Contract becomes effective, including the Equity Purchase Option. To the maximum extent permitted by the laws of Malaysia, when Party B dies, or becomes incapacitated, and / or Party B in the form of limited partner and company is in merger, cancellation, compulsory liquidation, suspension of business for rectification or other circumstances that cannot operate normally, Party A may exercise the rights hereunder, including the Equity Purchase Option, against Party B or its/her legal heirs, successors in title or agents.

1.2	Steps of Exercise

Party A shall exercise its Equity Purchase Option subject to the laws and regulations of Malaysia. When exercising the Equity Purchase Option, Party A shall send a written notice to Party B (“Equity Purchase Notice”), specifying the following matters: (a) the decision of Party A or its Designee on exercise of the Equity Purchase Option; (b) the share of equity to be purchased by Party A or its Designee from Party B (“Purchased Equity”); and (c) the date of purchase/transfer of the Purchased Equity.

1.3	Purchase Price and Payment

The purchase price of the Purchased Equity is Malaysian Ringgit 1.00 or the minimum price permitted by the laws of Malaysia. After necessary tax is withheld and deducted from the purchase price in accordance with Malaysian laws, the purchase price shall be paid to the designated account of Party B within seven (7) days from the date when the Purchased Equity is officially transferred to Party A.

2

1.4	Transfer of the Purchased Equity

When Party A exercises the Equity Purchase Option:

1.4.1	Party B shall procure Party C to hold a directors’ meeting promptly at which a resolution approving Party B’s transfer of the Purchased Equity to Party A and/or the Designee shall be passed;

1.4.2	Party B shall enter into equity transfer contract (“Transfer Contract”) with Party A and/or (if applicable) the Designee for each transfer of the Purchased Equity according to this Contract and the Equity Purchase Notice;

1.4.3	Party B shall obtain all required government permits and licenses, and take all necessary actions, to transfer the valid title to the Purchased Equity free of any encumbrances to Party A and/or the Designee, and procure Party A and/or the Designee registered as the owner of the Purchased Equity. For purpose of this Clause 1.4.3 and this Contract, “encumbrances” includes security, mortgage, third party’s rights or interests, equity purchase right, acquisition right, right of first refusal, right of offset, retention of title, or other security arrangement; and, for clarity, does not include any security interest under this Contract, Party B’s Equity Pledge Contract and Party B’s Power of Attorney. “Party B’s Equity Pledge Contract” referred to in this Clause 1.4.3 and this Contract means the equity pledge contract entered into by Party A, Party B and Party C as of the date hereof and any amendments and supplements to it; “Party B’s Power of Attorney” referred to in this Clause 1.4.3 and this Contract means the power of attorney signed by Party B authorizing Party A as of the date hereof and any amendments and supplements to it.

2.	Covenants

2.1	Covenants relating to Party C

Party B (as the shareholder of Party C) and Party C hereby undertake:

2.1.1

not to supplement, change or amend Party C’s articles of association and bylaws, increase or reduce Party C’s registered capital, or otherwise change the structure of Party C’s registered capital, without prior written consent of Party A;

2.1.2

to maintain existence of Party C and prudently and validly operate and deal with Party C’s business and affairs according to sound financial and business standards and practices, and to procure Party C to perform its obligations under the Exclusive Business Cooperation Agreement signed on the date of this Contract;

3

2.1.3

not to consent to the sale, transfer, mortgage or other disposal of any legal or beneficial interest in Party C’s asset, business or revenue, nor to permit the creation of any security interest or other encumbrances thereon, at any time after execution of this Contract, without prior written consent of Party A;

2.1.4

that after the liquidation described in Article 3.6, Party B shall pay any residual value to Party A in full or shall cause such payment to take place. If such payment is forbidden according to the Malaysian laws, Party B will pay the income to Party A or the Designee of Party A to the extent permitted by the Malaysian laws;

2.1.5

that without the prior written consent of Party A, Party C shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debt incurred in the ordinary course of business other than through loans; and (ii) debt that has been disclosed to Party A for which Party A’s written consent has been obtained;

2.1.6	to always operate all of Party C’s businesses normally to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.7	that without the prior written consent of Party A, Party B shall not procure Party C to execute any contract, except for the contracts in the ordinary course of business;

2.1.8	that without Party A’s prior written consent, Party C shall not, and Party B shall not procure Party C to, provide loan or credit to any person;

2.1.9	to provide all materials relating to the operation and financial status of Party C to Party A upon Party A’s request;

2.1.10

to purchase and maintain insurance for Party C’s assets and business from the insurer approved by Party A when Party A so requests, the amount and type of which shall be consistent with those purchased by a company who engages in a similar business;

2.1.11

that without the prior written consent of Party A, Party B shall not procure / consent Party C to engage in any joint venture or union with any party, or to acquire or invest in any party, or sell any assets;

4

2.1.12	to immediately notify Party A of any actual or potential litigation, arbitration or administrative procedure relating to Party C’s asset, business or revenue;

2.1.13

to execute all necessary or desirable documents, take all necessary or desirable actions, make all necessary or desirable petitions, or carry out all necessary or desirable defenses against all claims, to maintain Party C’s ownership to its assets;

2.1.14

to make sure Party C not distribute dividends to its shareholders in whatever forms without prior written consent of Party A, provided however that Party C shall distribute all distributable profits to its shareholders immediately after Party A requests in writing;

2.1.15	to appoint any persons designated by Party A to act as directors and/or remove any director of Party C, at the request of Party A; and

2.1.16	unless required by Malaysian law, not to liquidate, dissolve or deregister Party C without prior written consent of Party A.

2.2	Party B’s Acknowledgement and Covenants

Party B hereby covenants that:

2.2.1

without prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity it holds in Party C, or permit creation of any security interest or other encumbrances thereon, except for any pledge created thereon according to Party B’s Equity Pledge Contract;

2.2.2

Party B shall not request Party C to distribute dividends or profits in other forms with respect to its equity in Party C, nor raise any matter subject to resolutions of shareholders’ meeting with respect to the above distribution, nor vote for such matter. If Party B receives any revenue, profit or dividend from Party C for whatever reason, it shall immediately pay or transfer such revenue, profit or bonus to Party A or any party designated by Party A for the benefit of Party C, which will be deemed as a part of the service fees payable to Party A by Party C under the Exclusive Business Cooperation Agreement;

2.2.3

Party B shall procure the shareholders’ meeting and/or board of directors, chairman of Party C not to approve any sale, transfer, mortgage or other disposal of any legal or beneficial interests in the equity held by Party B in Party C, and not to permit creation of any security interest or other encumbrances thereon, without prior written consent of Party A, except for the pledge created over the above equity according to Party B’s Equity Pledge Contract;

5

2.2.4

Party B shall procure the shareholders’ meeting or board of directors, chairman of Party C not to approve any merger with, union with, acquisition of or invest in any other persons without prior written consent of Party A;

2.2.5	Party B shall immediately notify Party A of any litigation, arbitration or administrative procedure relating to its equity in Party C, which has occurred or may occur;

2.2.6

Party B shall procure the shareholders’ meeting or board of directors, chairman of Party C to vote for and approve the transfer of the Purchased Equity contemplated hereunder, and to take any and all other actions Party A may request;

2.2.7

Party B shall execute all necessary or desirable documents, take all necessary or desirable actions, make all necessary or desirable petitions, or carry out all necessary or desirable defenses against all claims, to maintain its ownership to the equity in Party C;

2.2.8	Party B shall appoint any persons designated by Party A to act as directors of Party C, at the request of Party A;

2.2.9

at the request of Party A at any time, Party B shall immediately and unconditionally transfer its equity in Party C to the Designee designated by Party A according to the Equity Purchase Option hereunder, and Party B hereby waives any of its right of first refusal (if applicable); and

2.2.10

Party B shall strictly comply with this Contract and other contracts entered into by Party B, Party C and Party A jointly or severally, and perform its obligations hereunder and thereunder, and shall not carry out any act or omission that may affect the validity and enforceability hereof and thereof. If Party B enjoys any residual rights under this Contract, the Equity Pledge Contract entered into by the Parties, or the Power of Attorney granted in favor of Party A, Party B shall not exercise such rights, unless Party A instructs otherwise in writing.

6

3.	Representations and Warranties

Party B and Party C hereby severally and jointly represent and warrant to Party A as of execution hereof and on each transfer date of the Purchased Equity that:

3.1

it has the authority to execute and deliver this Contract and any Transfer Contract related to transfer the Purchased Equity Party B holds in Party C, and to perform its obligations hereunder and thereunder. Party B and Party C agree to enter into the Transfer Contract consistent with the provisions of this Contract when Party A exercises the Equity Purchase Option. This Contract and the Transfer Contract to which it is a party constitute and will constitute its legal, valid and binding obligations, and are enforceable against it according to the terms hereof and thereof;

3.2

neither execution and delivery of this Contract or any Transfer Contract nor any obligations hereunder or thereunder shall (i) result in violation of any applicable laws of Malaysia; (ii) contradict Party C’s articles of association, bylaws or other organizational documents; (iii) result in violation of any contract or instrument to which it is a party or by which it is bound, or constitute breach of such contract or instrument; (iv) result in violation of any conditions for grant and/or continuing effect of any license or permit to it; or (v) result in suspense, cancellation or imposition of additional conditions on any license or permit granted to it;

3.3	Party B has good and marketable title to the equity it holds in Party C. Unless as otherwise stipulated by Party B’s Equity Pledge Contract, Party B has created no security interest in such equity;

3.4	Party C has good and marketable title to its assets, and has not created any security interest over such assets;

3.5	Party C has no outstanding debts, except for (i) any debts incurred in the ordinary course of business, and (ii) any debts disclosed to and consented in writing by Party A;

3.6

If Party C shall be dissolved or liquidated as required by the laws of Malaysia, it shall sell all assets to Party A or other qualified entity designated by Party A at the minimum price permitted by the laws of Malaysia. Party C shall exempt Party A and the qualified entity designated by Party A from any payment obligation, or pay the proceeds from any transaction to Party A or the qualified entity designated by Party A as part of the service fees under the Exclusive Business Cooperation Agreement, to the extent permitted by the current laws of Malaysia;

3.7	Party C has complied with all laws and regulations of Malaysia applicable to asset acquisitions; and

7

3.8	There is no pending or threatened litigation, arbitration or administrative procedure relating to Party C or its equity or major assets.

4.	Effective Date

Notwithstanding the date of this Agreement, the Parties agree that this Contract shall become effective on and from the Effective Date. This Contract shall be terminated after all the equity of Party C held by Party B is transferred to Party A and/or other persons designated by Party A according to the provisions of this Contract.

5.	Applicable Law and Dispute Resolution

5.1	Applicable Law

The execution, validity, interpretation, performance, modification and termination hereof, and the resolution of any dispute hereunder shall be governed by the officially promulgated and publicly available laws of Malaysia.

5.2	Dispute Resolution

If any dispute arises out of interpretation or performance of this Contract, the Parties shall consult to resolve such dispute amicably. If the Parties fail to reach an agreement on resolution of the dispute within 30 days after either Party proposes consultation, either Party may refer the dispute to the court of the plaintiff’s domicile.

6.	Taxes and Dues

Each Party shall pay the taxes, expenses and costs on transfer and registration incurred by or imposed on it with respect to preparation and execution of this Contract and any Transfer Contract and consummation of the transactions hereunder and thereunder in accordance of applicable laws of Malaysia.

7.	Notification

7.1

All notices and other communications required or permitted by this Contract shall be sent to the designated address of each Party by personal delivery, postage-prepaid registered mail, commercial courier service or fax. A confirmation shall be sent by email for each notice. The date of such notice is deemed to be effectively received shall be determined as follows :

8

7.1.1	When it is delivered or refused at the designated receiving address, in case of personal delivery, courier service or postage-prepaid registered mail.

7.1.2	On the date when it is successfully transmitted (evidenced by the transmission confirmation generated automatically), in case of fax.

7.2	For the notice purpose, the address of the Parties are as follows:

Party A	Harneys Corporate Services Limited, Craigmur Chambers, Road Town, Tortola VG 1110, British Virgin Islands

Party B

Party C	No. 37A Jalan Seruling 2, Taman Sri Kulai Baru 2, Kulai, Johor, Malaysia

7.3	Any Party may change its contact address at any time by sending notice to the other parties in accordance with the terms of this Clause 7.

8.	Confidentiality Obligation

The Parties acknowledge that any oral or written information exchanged between them with respect to this Contract are confidential information. Each Party shall keep such information confidential, and shall not disclosure such information to any third party without written consent of the other Parties, except for any information (a) known or will be known to the public (not through disclosure by the receiving Party); (b) the disclosure of which is required by applicable laws or any rules or regulations of any stock exchange; or (c) required by any transaction contemplated herein to be disclosed to either Party’s legal or financial consultant who shall be bound by any confidentiality obligations similar to those under this Clause 8. Any disclosure by any personnel or organization employed by either Party shall be deemed disclosure by such Party, and such Party shall be liable for breach by the personnel or organization of this Contract. This Clause 8 shall survive termination of this Contract for whatever reasons.

9.	Further Warranties

The Parties agree to execute documents and take further actions reasonably required or beneficial for performance of the provisions and achievement of purpose hereof or desirable to the Parties.

9

10.	Breaching Liabilities

10.1

If Party B or Party C materially breaches any provision hereof, Party A has the right to terminate this Contract and/or request Party B or Party C to compensate; this Clause 10 shall not impair any other rights of Party A hereunder;

10.2	unless laws provide otherwise, Party B or Party C has no right to terminate or rescind this Contract in whatever circumstances.

11.	Others

11.1	Amendment, Modification and Supplement

Any amendment to, modification of or supplement to this Contract shall be signed by the Parties in writing.

11.2	Entire Contract

Except for any written amendment, supplement or modification made after execution hereof, this Contract shall constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede all prior oral or written negotiations, representations and contracts between the Parties with respect to the subject matter hereof.

11.3	Headings

The headings herein are inserted for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of any provisions hereof.

11.4	Counterpart

This Contract may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

11.5	Severability

If any or several provisions hereof are decided void, illegal or unenforceable in any respect according to any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any respect. The Parties shall consult in good faith to replace such void, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by laws and expected by the Parties, so that the valid provisions have as much similar economic effect to that of those void, illegal or unenforceable as possible.

10

11.6	Successors

11.6.1	This Contact shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.6.2	Party B and Party C agree that Party A may send Party B and Party C a prior written notice to transfer its rights and obligations hereunder to any third party without consent of Party B or Party C.

11.7	Survival

11.7.1	Any obligation occurred or due before expiration or early termination of this Contract shall survive such expiration or early termination.

11.7.2	Clauses 5, 7, 8 and 11.8 shall survive termination of this Contract.

11.8	Waiver

Either Party may waive any terms and conditions hereof, provided that such waiver shall be in writing and signed by the Parties. Any waiver by either Party of other Party’s breach shall not be deemed waiver of any similar breach by the above breaching Party in other circumstances.

[The remainder of this page is intentionally left blank]

11

In faith whereof, the Parties have caused this Exclusive Option Contract to be signed by themselves or their authorized representatives on the date first written above.

Party A: NKP Holdings Ltd. (Company seal)

Signature:
Name: Title:

Party B: Khoo Ee Hiang

Signature:

Party C: Kong Hwee Iron Works & Construction (M) Sdn. Bhd. (Company seal)

Signature:
Name: Title:

12